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                                                                     Exhibit 4.1

                       1994 INCENTIVE STOCK OPTION PLAN

             A Restatement of the 1984 Incentive Stock Option Plan
                          effective October 28, 1993
                         (Amended as of November 1999)

1.   Purposes of the Plan.  The purposes of this Stock Option Plan are:
     --------------------

     to attract and retain the best available personnel for positions of substantial responsibility,

     to provide additional incentive to Employees and Consultants, and to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.   Definitions.  As used herein, the following definitions shall apply:
     -----------

     (a)  "Administrator" means the Board or any of its Committees as shall be
           -------------
          administering the Plan, in accordance with Section 4 of the Plan.

     (b)  "Applicable Laws" means the legal requirements relating to the
           ---------------
          administration of stock option plans under state corporate and securities laws and the Code.

     (c)  "Board" means the Board of Directors of the Company.
           -----

     (d)  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     (e)  "Committee"  means a Committee appointed by the Board in accordance
           ---------
          with Section 4 of the Plan.

     (f)  "Common Stock" means the Common Stock of the Company.
           ------------

     (g)  "Company" means The Santa Cruz Operation, Inc., a California
           -------
          corporation.

     (h)  "Consultant" means any person, including an advisor, engaged by the
           ----------
          Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (i)  "Continuous Status as an Employee or Consultant" means that the
           ----------------------------------------------
          employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract

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          (including certain Company policies) or statute or, if reemployment is not so guaranteed, Continuous Status as an Employee or Consultant shall not be considered interrupted, but the Incentive Stock Option shall automatically be converted into a Nonstatutory Stock Option on the ninety-first (91st) day of such leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

     (j)  "Director" means a member of the Board.
           --------

     (k)  "Disability" means total and permanent disability as defined in
           ----------
          Section 22(e)(3) of the Code.

     (l)  "Employee" means any person, including Officers and Directors,
           --------
          employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

     (n)  "Fair Market Value" means, as of any date, the value of Common Stock
           -----------------
          determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     (o)  "Incentive Stock Option" means an Option intended to qualify as an
           ----------------------
          incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p)  "Nonstatutory Stock Option" means an Option not intended to qualify as
           -------------------------
          an Incentive Stock Option.

     (q)  "Notice of Grant" means a written notice evidencing certain terms and
           ---------------
          conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

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     (r)  "Officer" means a person who is an officer of the Company within the
           -------
          meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s)  "Option" means a stock option granted pursuant to the Plan.
           ------

     (t)  "Option Agreement" means a written agreement between the Company and
           ----------------
          an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (u)  "Option Exchange Program" means a program whereby outstanding options
           -----------------------
          are surrendered in exchange for options with a lower exercise price.

     (v)  "Optioned Stock" means the Common Stock subject to an Option or Stock
           --------------
          Purchase Right.

     (w)  "Optionee" means an Employee or Consultant who holds an outstanding
           --------
          Option or Stock Purchase Right.

     (x)  "Parent" means a "parent corporation", whether now or hereafter
           ------
          existing, as defined in Section 424(e) of the Code.

     (y)  "Plan" means this 1994 Incentive Stock Option Plan.
           ----

     (z)  "Restricted Stock" means shares of Common Stock acquired pursuant to a
           ----------------
          grant of Stock Purchase Rights under Section 11 below.

          (aa) "Restricted Stock Purchase Agreement" means a written agreement
                -----------------------------------
          between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

          (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any
                ----------
          successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (cc) "Share" means a share of the Common Stock, as adjusted in
                -----
          accordance with Section 13 of the Plan.

          (dd) "Stock Purchase Right" means the right to purchase Common Stock
                --------------------
          pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ee) "Subsidiary" means a "subsidiary corporation", whether now or
                ----------
          hereafter existing, as defined in Section 424(f) of the Code.

3.   Stock Subject to the Plan.  Subject to the provisions of Section 13 of the
     -------------------------
     Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 20,013,665 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall not become available for future grant under the Plan.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased

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     Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however,
                                                              --------
     that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

4.   Administration of the Plan.
     --------------------------

     (a)  Procedure.
          ---------

          (i)   Multiple Administrative Bodies.  If permitted by Rule 16b-3, the
                ------------------------------
          Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

          (ii)  Administration With Respect to Directors and Officers Subject to
                ----------------------------------------------------------------
          Section 16(b).  With respect to Option or Stock Purchase Right grants
          -------------
          made to Employees who are also Officers or Directors subject to
          Section 16(b) of the Exchange Act, the Plan shall be administered by
          (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

          (iii) Administration With Respect to Other Persons.  With respect to
                --------------------------------------------
          Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

     (b)  Powers of the Administrator.  Subject to the provisions of the Plan,
          ---------------------------
          and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

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          (ii)   to select the Consultants and Employees to whom Options and
          Stock Purchase Rights may be granted hereunder;

          (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

          (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

          (v)    to approve forms of agreement for use under the Plan;

          (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

          (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan;

          (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan);

          (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

          (xii)  to institute an Option Exchange Program;

          (xiii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

          (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c)  Effect of Administrator's Decision.  The Administrator's decisions,
          ----------------------------------
          determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.   Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may be
     -----------
     granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. If

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     otherwise eligible, an Employee or Consultant who has been granted an
     Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6.   Limitations.
     -----------

     (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

          (i) of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

          exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

     (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Officers:

          (i) no Officer shall be granted in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than the number of shares issuable under the Plan; and

          (ii) over the remaining term of the Plan, no Officer shall be granted Options and Stock Purchase Rights to purchase more than the number of shares issuable under the Plan.

          The foregoing limitations set forth in this Section 6(c) are intended to satisfy the requirements applicable to Options and Stock Purchase Rights intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options and Stock Purchase Rights as performance-based compensation, the Administrator may modify or eliminate such limitations.

7.   Term of Plan.  Subject to Section 19 of the Plan, the Plan shall become
     ------------
     effective upon its adoption by the Board of Directors on October 28,1993, subject to its approval by the shareholders of the Company as described in
     Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8.   Term of Option.  The term of each Option shall be stated in the Notice of
     --------------
     Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock

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     Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9.   Option Exercise Price and Consideration.
     ---------------------------------------

     (a)  Exercise Price.  The per share exercise price for the Shares to be
          --------------
          issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i)   In the case of an Incentive Stock Option

                (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

     (b)  Waiting Period and Exercise Dates.  At the time an Option is granted,
          ---------------------------------
          the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

     (c)  Form of Consideration.  The Administrator shall determine the
          ---------------------
          acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i)   cash;

          (ii)  check;

          (iii) promissory note;

          (iv) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

          (v) delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit
          B. The Note shall bear interest at a rate no less than the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall

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          be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

          (iv) any combination of the foregoing methods of payment; or

          (v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.  Exercise of Option.
     ------------------

     (a)  Procedure for Exercise; Rights as a Shareholder.  Any Option granted
          -----------------------------------------------
          hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b)  Termination of Employment or Consulting Relationship.  In the event
          ----------------------------------------------------
          that an Optionee's Continuous Status as an Employee or Consultant terminates (but not in the event of a change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Administrator, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or

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          her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c)  Disability of Optionee.  Notwithstanding the provisions of Section
          ----------------------
          10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within such period of time as is determined by the Administrator, of at least six (6) months (with such period of time in the case of an Incentive Stock Option not exceeding twelve
          (12) months) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     (d) Death of Optionee.  In the event of the death of an Optionee:
         -----------------

          (i) during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance until the term of the option, or such shorter period as is set forth in the option agreement, expires, and the Option shall be treated for exercise purposes as if the Optionee had continued living and had remained in Continuous Status as an Employee or Consultant for six (6) months after the date of death; or

          (ii) after the termination of an Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance until the term of the option, or such shorter period as is set forth in the option agreement, expires, and the Option shall be treated for exercise purposes as if the Optionee had continued living and had remained in Continuous Status as an Employee or Consultant through the date of Optionee's death; and

          (iii) if an Option is not exercised within the time specified herein, the Option shall terminate.

     (e)  Buyout Provisions.  The Administrator may at any time offer to buy out
          -----------------
          for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.  Stock Purchase Rights.
     ---------------------

     (a)  Rights to Purchase.  Stock Purchase Rights may be issued either alone,
          ------------------
          in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the

                                    Page 9
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          date upon which the Administrator made the determination to grant the
          Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

     (b)  Repurchase Option.  Unless the Administrator determines otherwise, the
          -----------------
          Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

     (c)  Other Provisions.  The Restricted Stock Purchase Agreement shall
          ----------------
          contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

     (d)  Rights as a Shareholder.  Once the Stock Purchase Right is exercised,
          -----------------------
          the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12.  Non-Transferability of Options and Stock Purchase Rights.  An Option or
     --------------------------------------------------------
     Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13.  Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale
     ---------------------------------------------------------------------------
     or Change of Control.
     --------------------

     (a)  Changes in Capitalization.  Subject to any required action by the
          -------------------------
          shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be

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          made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b)  Dissolution or Liquidation.  In the event of the proposed dissolution
          --------------------------
          or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

     (c)  Merger or Asset Sale.  Subject to the provisions of paragraph (d)
          --------------------
          hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     (d)  Change in Control.  In the event of a "Change in Control" of the
          -----------------
          Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

          (i) Except as otherwise determined by the Administrator, in its discretion, prior to or after the occurrence of a Change in Control, any Options and Stock Purchase Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

          (ii) Except as otherwise determined by the Administrator, in its discretion, prior to or after the occurrence of a Change in Control, all outstanding Options and Stock Purchase Rights, to the extent they are exercisable and vested (including Options and Stock Purchase Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price applicable to such Options or Stock Purchase Rights). These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Stock Purchase Right by bequest or inheritance.

     (e)  Definition of "Change in Control".  For purposes of this Section 13, a
          ---------------------------------
          "Change in Control" means the happening of any of the following:

          (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

          (ii) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; or

          (iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or
          (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

     (f)  Change in Control Price.  For purposes of this Section 13, "Change in
          -----------------------
          Control Price" shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the "60-Day Period"), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

14.  Date of Grant.  The date of grant of an Option or Stock Purchase Right
     -------------
shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.  Amendment and Termination of the Plan.
     -------------------------------------

     (a)  Amendment and Termination.  The Board may at any time amend, alter,
          -------------------------
          suspend or terminate the Plan.

     (b)  Shareholder Approval.  The Company shall obtain shareholder approval
          --------------------
          of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

     (c)  Effect of Amendment or Termination.  No amendment, alteration,
          ----------------------------------
          suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.  Conditions Upon Issuance of Shares.
     ----------------------------------

     (a)  Legal Compliance.  Shares shall not be issued pursuant to the exercise
          ----------------
          of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b)  Investment Representations.  As a condition to the exercise of an
          --------------------------
          Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.  Liability of Company.
     --------------------

     (a)  Inability to Obtain Authority.  The inability of the Company to obtain
          -----------------------------
          authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     (b)  Grants Exceeding Allotted Shares.  If the Optioned Stock covered by an
          --------------------------------
          Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

18.  Reservation of Shares.  The Company, during the term of this Plan, will at
     ---------------------
     all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.  Shareholder Approval.  Continuance of the Plan shall be subject to approval
     --------------------
     by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

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